EXHIBIT 99.2

Ad-hoc notification pursuant to Article 17 of Regulation (EU) No. 596/2014

ADTRAN Holdings, Inc.: Preliminary Q2 2025 revenue above prior guidance range

Huntsville, Alabama (United States of America). July 16, 2025 (CT)

During the preparation of the report for the second quarter 2025 of ADTRAN Holdings, Inc. (“ADTRAN Holdings” or the “Company”) (NASDAQ: ADTN; FSE: QH9), the Company determined today that the Company’s preliminary U.S. GAAP revenue for the second quarter of 2025 deviates and is above the prior guidance range.

The deviation from guidance relating to revenue resulted from improved market conditions during the second quarter of 2025 and growing customer demand for our products and services. The preliminary numbers were as follows:

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Preliminary U.S. GAAP revenue was $262.5 million to $267.5 million and 0% to 2% above the upper end of the prior guidance range of $247.5 million to $262.5 million.

Business conditions continued to improve during the second quarter 2025, allowing revenue to exceed the upper end of the prior guidance.

The Company will release its final financial results for the second quarter 2025 after the U.S. market close on Monday, August 4, 2025 (Central Time), or before the market opening on Tuesday, August 5, 2025 (Central European Summer Time), respectively, at https://investors.adtran.com/.

The information contained in this ad hoc notification is solely based on unaudited results.

Cautionary Note Regarding Forward-Looking Statements

Statements contained in this press release which are not historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can also generally be identified by the use of words such as “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “may,” “could” and similar expressions. In addition, ADTRAN Holdings, through its senior management, may from time to time make forward-looking public statements concerning the matters described herein. All such forward-looking information speaks only as of the date hereof, and ADTRAN Holdings undertakes no duty to publicly update or revise such forward-looking information, whether as a result of new information, future events, or otherwise, except to the extent as may be required by law. All such forward-looking statements are necessarily estimates and reflect management’s best judgment based upon current information. Actual events or results may differ materially from those anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors which have caused and may in the future cause actual events or results to differ materially from those estimated by ADTRAN Holdings include, but are not limited to: (i) risks and uncertainties relating to our ability to comply with the covenants set forth in our credit agreement, to satisfy our payment obligations to Adtran Networks’ minority shareholders under the Domination and Profit and Loss Transfer Agreement between us and Adtran Networks (the “DPLTA”), and to make payments to Adtran Networks in order to absorb its annual net loss pursuant to the DPLTA; (ii) the risk of fluctuations in revenue due to lengthy sales and approval processes required by major and other service providers for new products, as well as shifting customer spending patterns; (iii) risks and uncertainties related to our inventory practices and ability to match customer demand; (iv) risks and uncertainties relating to our level of indebtedness and our ability to generate cash; (v) risks and uncertainties relating to ongoing material weaknesses in our internal control over financial reporting; (vi) risks posed by changes in general economic conditions and monetary, fiscal and trade policies, including tariffs; (vii) risks posed by potential breaches of information systems and cyber-attacks; (viii) the risk that we may not be able to effectively compete, including through product improvements and development; and (ix) other risks set forth in our public filings made with the SEC, including our most recent Annual Report on Form 10-K for the year ended December 31, 2024, as amended, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 to be filed with the SEC.

Additionally, the financial measure presented herein is a preliminary estimate, remains subject to our internal controls and procedures, and is subject to risks and uncertainties, including, among others, changes in connection with quarter-end adjustments. Any variation between the Company’s actual financial results and the preliminary revenue range set forth herein may be material.

Published by

ADTRAN Holdings, Inc.

www.adtran.com

Media contact

Gareth Spence

+44 1904 699 358

mail to: Public.relations@adtran.com

Notifying person and contact for investors

Peter Schuman, IRC

+1 256 963 6305

mail to: investor.relations@adtran.com